As filed with the Securities and Exchange Commission on December 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Diamond Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-2556965
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

600 Montgomery Street, 13th Floor

San Francisco, California 94111

(Address of Principle Executive Offices)

2005 Equity Incentive Plan

(Full title of the Plan)

Stephen E. Kim

Senior Vice President, General Counsel

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, California 94111

(415) 445-7444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Horace L. Nash, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 (3)	442,285 (4)	$14.19	$6,273,812.73	$856.00

(1)	Pursuant to Rules 416(a) and 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminable number of additional shares of common stock, $0.001 par value per share (“Common Stock”), of Diamond Foods, Inc. (“Registrant”) as may hereafter be issued in the event of stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant’s receipt of consideration, pursuant to Registrant’s 2005 Equity Incentive Plan (“Plan”) and all other plans, agreements or rights.
(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of Registrant’s Common Stock reported on the NASDAQ Stock Market on November 30, 2012.
(3)

Attached to and trading with each share of Common Stock is a preferred share purchase right (“Right”) issuable pursuant to the Rights Agreement, dated as of April 29, 2005, as amended, between Registrant and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (“Rights Agreement”). The Right entitles holder of Common Stock under certain circumstances set forth in the Rights Agreement to purchase 1/100th of a share of Series A Junior Participating Preferred Stock for each share of Common Stock held, for no additional consideration. Accordingly, no additional registration fee is required.

(4)	Shares automatically reserved for issuance under the Plan.

TABLE OF CONTENTS

EXPLANATORY NOTE
STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8 REGISTRATION OF ADDITIONAL SECURITIES
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.01
EX-23.02
EX-24.01

EXPLANATORY NOTE

This registration statement on Form S-8 (“Registration Statement”) is being filed pursuant to General Instruction E to Form S-8. This Registration Statement registers the sale and offer of an aggregate of 442,285 additional shares of common stock, $0.001 par value per share (“Common Stock”), of Diamond Foods, Inc. (“Registrant”) automatically reserved on August  1, 2012 pursuant to the terms of Registrant’s 2005 Equity Incentive Plan (“Plan”).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement hereby incorporates by reference the contents of Registrant’s earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (“Commission”) on July 20, 2005 (registration number 333-126743), January 18, 2007 (registration number 333-140066), September 25, 2008 (registration number 333-153672), September 30, 2009 (registration number 333-162222), October 5, 2010 (registration number 333-169766), and September 26, 2011 (registration number 333-177008).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information previously filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012, filed with the Commission on December 7, 2012 pursuant to Section 13 of the Securities Exchange Act of 1934 (“Exchange Act”);

(b) the Registrant’s current reports on Form 8-K filed with the Commission on August 7, 2012, September 10, 2012, November 14, 2012, November 21, 2012, and December 7, 2012 (excluding any portions thereof that are not deemed “filed” pursuant to the instructions to Form 8-K); and

(c) The description of Registrant’s Common Stock and preferred share purchase right contained in Registrant’s registration statement on Form 8-A filed with the Commission on July 15, 2005 (registration number 000-51439), as amended by Amendment No. 1 to Form 8-A filed with the Commission on April 5, 2011 and Amendment No. 2 to Form 8-A filed with the Commission on May 30, 2012, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered under this Registration Statement have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such document, except as to any portion of any future annual, quarterly or current report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.02	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.01	Power of Attorney (included on signature page hereto)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 7th day of December, 2012

DIAMOND FOODS, INC.

By:	/s/ Michael Murphy
Michael Murphy
Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Diamond Foods, Inc., a Delaware corporation, do hereby constitute and appoint Brian J. Driscoll, Michael Murphy and Stephen E. Kim, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Signature Date

/s/ Brian J. Driscoll Brian J. Driscoll	President and Chief Executive Officer and Director (principal executive officer)	December 7, 2012

/s/ Michael Murphy Michael Murphy	Interim Chief Financial Officer (principal financial and accounting officer)	December 7, 2012

/s/ Lawrence M. Baer	Director	December 7, 2012
Lawrence M. Baer

/s/ Edward A. Blechschmidt	Director	December 7, 2012
Edward A. Blechschmidt

/s/ Alison Davis	Director	December 7, 2012
Alison Davis

/s/ R. Dean Hollis	Director	December 7, 2012
R. Dean Hollis

/s/ Robert M. Lea	Director	December 7, 2012
Robert M. Lea

/s/ Nigel A. Rees	Director	December 7, 2012
Nigel A. Rees

/s/ William L. Tos	Director	December 7, 2012
William L. Tos

/s/ Glen C. Warren, Jr.	Director	December 7, 2012
Glen C. Warren, Jr.

/s/ Matthew C. Wilson	Director	December 7, 2012
Matthew C. Wilson

/s/ Robert J. Zollars	Director	December 7, 2012
Robert J. Zollars

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.02	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.01	Power of Attorney (included on signature page hereto)					X